Exhibit 99.1

Contacts:	Joseph C. Tusa, Jr.	David L. Kerr
	Senior Vice President and	Senior Vice President – Corporate Development
	Chief Financial Officer	713.386.1420
	713.386.1428	dkerr@comsys.com
jtusa@comsys.com
COMSYS IT PARTNERS, INC. REPORTS THIRD QUARTER RESULTS
HOUSTON, TX (NOVEMBER 1, 2006) – COMSYS IT Partners, Inc. (NASDAQ:CITP), a leading provider of information technology staffing and consulting services, today announced results for its third quarter and nine months ended October 1, 2006.
Revenue for the third quarter of 2006 was $185.7 million, up 14% from $163.2 million for the third quarter of 2005, and included $5.3 million of revenue attributable to a company acquired in the fourth quarter of 2005. Excluding the acquired revenue, revenue was $180.4 million, up 11% over the third quarter of 2005.
Net income in the third quarter was $2.9 million, or $0.15 per diluted share, and included a loss of $2.5 million, or $0.13 per diluted share, on early extinguishment of debt related to the debt refinancing in September. Management’s third quarter guidance of $5.1 million to $5.8 million of net income, or $0.26 to $0.30 of earnings per diluted share, excluded the loss on early extinguishment of debt. Excluding the loss on early extinguishment of debt, earnings for the third quarter were within management’s guidance range. Net income in the third quarter last year was $2.4 million, or $0.15 per diluted share, and included $0.9 million, or $0.06 per diluted share, of merger-related restructuring charges.
“COMSYS had a solid third quarter,” said Larry L. Enterline, Chief Executive Officer. “Overall, our revenue and net income for the third quarter met our expectations as we continued to experience positive trends in billable headcount, revenue per billing day, average bill rates and a number of other key metrics. We are optimistic that the recent promotion of Mike Barker to the new Chief Operating Officer position and the addition of Jerry Jewell as Senior Vice President of Sales will continue our momentum as we focus on expanding market share with existing and new customers. At the same time, these appointments and our other efforts this year should continue to increase efficiencies throughout our operations and support additional service improvements for our clients. New client development activity also improved in the third quarter as we added a number of new clients in many of our IT staffing markets and increased the annualized managed spend in our VMS practice during the quarter by approximately $200 million. At the end of the third quarter, we were performing services for over 1,000 clients.”
Enterline continued, “Outside of operations, we completed amendments to our existing credit agreements on September 15th that lowered the cost of our outstanding indebtedness. This was a very positive transaction, as the reduction in the overall interest rate will save the Company approximately $3.5 million of annualized interest expense at current rates.”
“We were pleased with the financial results in the third quarter,” said Joseph C. Tusa, Jr., Senior Vice President and Chief Financial Officer. “Gross margins during the third quarter remained strong at 24.6%, up
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CITP Reports Third Quarter Results

November 1, 2006
slightly from 24.5% in the second quarter this year and 24.4% in the third quarter last year. SG&A expenses as a percentage of revenues remained flat at approximately 18%.”
Tusa continued, “Third quarter results also included a charge of $0.6 million, or $0.03 per share, due to the decline in the market value of our interest rate derivative instruments. We terminated these instruments in early October as most of their benefit had been attained.”
As previously disclosed, COMSYS increased its revolving credit facility from $120 million to $145 million and its first lien term loan from $2.1 million to $10 million, and used the additional capacity to prepay $70 million of our existing second lien term loan facility. Total debt rose to a seasonal peak at $148.1 million at the end of the first quarter this year, and decreased to $125.1 million at the end of the third quarter. Cash flow from operations in the third quarter of $12.6 million was used, in part, to pay down the Company’s senior credit facility, resulting in a $10.9 million reduction in debt during the quarter. COMSYS expects further debt reductions during the fourth quarter of 2006. In addition, COMSYS generated adjusted EBITDA in the third quarter of $13.6 million, and the Company’s adjusted EBITDA margin of 7.3% of revenue met its stated goal of 7%-8%.
Selected operating data and reconciliations of non-GAAP financial measures to GAAP results for the third quarter and the first nine months of 2006 are included below in a section before the financial tables.
Fourth Quarter 2006 Financial Guidance
For the fourth quarter of 2006, the Company expects to report revenue in a range of $182 million to $187 million on one less billing day compared with the third quarter and seasonally lower utilization rates. Additionally, the Company expects to report net income in the range of $5.4 million to $6.2 million, or approximately $0.28 to $0.32 per diluted share. These estimated net income amounts are based on an effective tax rate of 7%.
Conference Call Information
COMSYS will host a conference call today (November 1) at 10:00 a.m. Eastern time to discuss the quarterly financial results. The conference call-in number is (913) 981-5509 and the confirmation number is 4803069. The call will also be web cast live at www.comsys.com and www.earnings.com and replayed for 30 days at www.comsys.com. A seven-day telephonic replay of this conference call will be available by dialing 719-457-0820. Callers should use the pass code 4803069 to gain access to the replay, which will be available through the end of the day on November 8, 2006.
About COMSYS IT Partners
COMSYS IT Partners, Inc. (NASDAQ: CITP) is a leading information technology services company with 42 offices across the U.S. and offices in Canada and the U.K. Leveraging more than 30 years of experience, COMSYS has enhanced its core competency of IT staffing services by creating client-centric, cost-effective information system solutions. COMSYS’ service offerings include contingent staff augmentation of IT professionals, permanent recruiting and placement, vendor management and project solutions, including network design and management, offshore development, customized software development and maintenance, software globalization/localization translation services and implementation and upgrade services for SAS, business intelligence and various ERP packages. COMSYS primarily serves clients in the financial services/insurance, telecommunications, energy, pharmaceutical and healthcare industries and government agencies.
Forward-looking Statements
Certain information contained in this press release may be deemed forward-looking statements regarding events and financial trends that could affect the Company’s plans, objectives, future operating results, financial condition, performance and business. These statements may be identified by words such as “estimate,”
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CITP Reports Third Quarter Results

November 1, 2006
“forecast,” “plan,” “intend,” “believe,” “should,” “expect,” “anticipate,” or variations or negatives thereof, or by similar or comparable words or phrases. Forward-looking statements are based on the Company’s expectations and beliefs concerning future events affecting the Company, which reflect estimates and assumptions made by management. These estimates and assumptions reflect the Company’s best judgment based on currently known market conditions and other factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond its control, including:
•	the Company’s success in attracting, training, retaining and motivating billable consultants and key officers and employees;

•	the Company’s ability to shift a larger percentage of its business mix into IT solutions and project management and, if successful, its ability to manage those types of business profitably;

•	changes in levels of unemployment and other economic conditions in the United States, or in particular regions or industries;

•	weakness or reductions in corporate information technology spending levels;

•	the Company’s ability to maintain existing client relationships and attract new clients in the context of changing economic or competitive conditions;

•	the impact of competitive pressures on our ability to maintain or improve our operating margins, including any change in the demand for the Company’s services;

•	the entry of new competitors into the U.S. staffing services market due to the limited barriers to entry or the expansion of existing competitors in that market;

•	increases in employment-related costs such as healthcare and unemployment taxes;

•	the possibility of the Company’s incurring liability for the activities of its billable consultants or for events impacting its billable consultants on clients’ premises;

•	the risk in an uncertain economic environment of increased incidences of employment disputes, employment litigation and workers’ compensation claims;

•	integration and restructuring associated with the COMSYS and Venturi merger or other business activities and the challenges of achieving anticipated synergies;

•	the risk that further cost cutting or restructuring activities undertaken by the Company could cause an adverse impact on certain of the Company’s operations;

•	economic declines that affect the Company’s business, including its profitability, liquidity or ability to comply with its loan covenants;

•	adverse changes in credit and capital markets conditions that may affect the Company’s ability to obtain financing or refinancing on favorable terms;

•	adverse changes to management’s periodic estimates of future cash flows that may affect the Company’s assessment of its ability to fully recover its goodwill;

•	whether governments will amend existing regulations or impose additional regulations or licensing requirements in such a manner as to increase the Company’s costs of doing business; and

•	other matters discussed in this press release and the Company’s most recent definitive proxy statement, Forms 10-K, 10-K/A, 10-Q and 8-K, as well as matters discussed in the Company’s future SEC filings.
Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. They can be affected by inaccurate assumptions the Company might make or by known or unknown risks and uncertainties. The forward-looking statements included in this release are not guarantees of future performance, and we cannot assure the reader that those statements will be realized or that the forward-looking events or circumstances will occur. Actual future results may vary materially. Because of these factors, the Company cautions that investors should not place undue reliance on any of its forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and, except as required by law, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the
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CITP Reports Third Quarter Results

November 1, 2006
date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances, and is not responsible for any changes made to this release by wire or Internet services.
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COMSYS IT PARTNERS, INC.
OPERATING DATA, SUPPLEMENTAL CASH FLOW INFORMATION AND NON-GAAP MEASUREMENTS
(IN THOUSANDS, EXCEPT OPERATING DATA)

Operating Data:	Three Months Ended	Three Months Ended	Three Months Ended
	October 1, 2006	July 2, 2006	October 2, 2005
Ending consultant headcount	5,181	5,183	4,792

Billing days	63	64	63

Revenue per billing day (in thousands)	$2,948	$2,931	$2,590

Average bill rate	$69.45	$68.81	$66.45

Gross margin percentage	24.6%	24.5%	24.4%

DSO	46	45	51

Supplemental Cash Flow Information:	Three Months Ended	Three Months Ended	Three Months Ended
	October 1, 2006	July 2, 2006	October 2, 2005
Net cash provided by operating activities	$12,563	$14,000 *	$2,132

Capital expenditures	$422	$969	$1,761

Non-GAAP Financial Measures:	Three Months Ended	Three Months Ended	Three Months Ended
	October 1, 2006	July 2, 2006	October 2, 2005
Adjusted revenue:
GAAP revenue	$185,734	$187,609	$163,199
Revenue from entity acquired in October 2005	5,294	5,606	—

Adjusted revenue	$180,440	$182,003	$163,199

Adjusted EBITDA:
GAAP net income	$2,856	$11,362	$2,447
Restructuring charges	—	—	928
Loss on early extinguishment of debt	2,468	—	—
Stock based compensation	900	950	437
Depreciation and amortization	2,198	2,167	1,870
Interest expense, net	4,851	3,573	4,402
Other (income) expense, net	22	(170)	(71)
Income tax expense (benefit)	274	(5,342)	—

Adjusted EBITDA	$13,569	$12,540	$10,013

Adjusted EBITDA as a % of GAAP revenue	7.3%	6.7%	6.1%

*	Net cash provided by operating activities for the three months ended July 2, 2006 includes the $6.4 million tax refund and related interest received.

A non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles. We believe revenue and net income net of certain items and adjusted EBITDA to be relevant and useful information to our investors in assessing our financial operating results as these measures are used by our management in evaluating our financial performance, liquidity, our ability to service debt and fund capital expenditures. However, these measures should be considered in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles, and may not be comparable to similarly titled measures reported by other companies. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measures as required under SEC rules regarding the use of non-GAAP financial measures.

COMSYS IT PARTNERS, INC.
STATEMENT OF OPERATIONS
FOR THE THREE MONTHS AND NINE MONTHS ENDED OCTOBER 1, 2006 AND OCTOBER 2, 2005
(IN THOUSANDS EXCEPT PER SHARE)

	Three Months Ended		Nine Months Ended
	October 1, 2006	October 2, 2005	October 1, 2006	October 2, 2005
Revenue from services	$185,734	$163,199	$551,935	$490,337
Cost of services	139,991	123,286	418,247	375,299

Gross profit	45,743	39,913	133,688	115,038

Operating costs and expenses
Selling, general and administrative expenses	33,074	30,337	101,595	87,810
Restructuring and integration costs	—	928	—	4,780
Depreciation and amortization	2,198	1,870	6,537	6,856

	35,272	33,135	108,132	99,446

Income from operations	10,471	6,778	25,556	15,592
Interest expense, net	4,851	4,402	12,381	12,776
Loss on early extinguishment of debt	2,468	—	2,468	—
Other (income) expense, net	22	(71)	(272)	(154)

Income before income taxes	3,130	2,447	10,979	2,970
Income tax expense (benefit)	274	—	(4,918)	—

Net income	$2,856	$2,447	$15,897	$2,970

Net income per share:
Basic	$0.15	$0.16	$0.84	$0.19
Diluted	$0.15	$0.15	$0.84	$0.19

Weighted average shares outstanding:
Basic	18,698	15,505	18,604	15,418
Diluted	19,299	15,933	19,026	15,684

COMSYS IT PARTNERS, INC.
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT PER SHARE)

	October 1,	January 1,
	2006	2006
Assets
Current assets:
Cash	$2,998	$3,099
Accounts receivable, net of allowance of $3,456 and $4,427, respectively	211,374	170,321
Prepaid expenses and other	4,144	3,729

Total current assets	218,516	177,149

Fixed assets, net	12,488	14,976
Goodwill	152,428	154,322
Intangible assets, net	9,662	11,262
Deferred financing costs, net	3,227	4,655
Restricted cash	2,783	2,939
Other assets	865	1,618

Total assets	$399,969	$366,921

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$136,277	$108,432
Payroll and related taxes	27,957	22,600
Current maturities of long-term debt	3,750	5,000
Interest payable	502	933
Other	14,057	15,667

Total current liabilities	182,543	152,632

Senior credit facility	91,354	37,273
Second lien term loan	30,000	100,000
Other noncurrent liabilities	5,162	5,920

Total liabilities	309,059	295,825

Commitments and contingencies

Stockholders’ equity:
Common stock, par value $.01; 95,000 shares authorized; 19,155 and 18,738 shares outstanding at October 1, 2006 and January 1, 2006	191	187
Common stock warrants	1,734	2,815
Deferred stock compensation	—	(1,749)
Accumulated other comprehensive loss	5	(65)
Additional paid-in capital	205,168	201,993
Accumulated deficit	(116,188)	(132,085)

Total stockholders’ equity	90,910	71,096

Total liabilities and stockholders’ equity	$399,969	$366,921